Exhibit 32




                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Wickes Inc, a Delaware corporation (the "Company"), on Form 10-Q/A for the quarter ended June 28, 2003, as filed with the Securities and Exchange Commission (the "Report"), James J. O'Grady , President and Chief Executive Officer of the Company and James A. Hopwood, Senior Vice President and Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James J. O'Grady
--------------------
James J. O'Grady
President and Chief Executive Officer

November 21, 2003

/s/ James A. Hopwood
--------------------
James A. Hopwood
Senior Vice President and Chief Financial Officer

November 21, 2003